Contact:

Jacquelynne "Jacque" Bohlen
SVP/Investor Relations Director
Umpqua Holdings Corporation
(503) 727-4117
jacquebohlen@umpquabank.com

Umpqua Holdings Corporation Announces Second Quarter 2022 Earnings Conference Call on July 21st, 2022

PORTLAND, Ore., June 30, 2022 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank, today announced that it will host its second quarter 2022 earnings conference call on Thursday, July 21st, 2022 at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its second quarter 2022 financial results, which are expected to be released after the market closes on July 20th, 2022. There will be a live question-and-answer session following the presentation.

Participants may register for the call here to receive dial-in details and their own unique PINs or join the audiocast here. It is recommended you join 10 minutes prior to the start time. A replay of the audiocast will be available on the Company’s investor relations page at
https://www.umpquabank.com/investor-relations/.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

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